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Exhibit 99.2

PROXY	PROXY

SCB COMPUTER TECHNOLOGY, INC.

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER     , 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        A special meeting of shareholders of SCB Computer Technology, Inc. (the "Company") will be held at the Company's office located at 3800 Forest Hill-Irene Road, Suite 100, Memphis, Tennessee, on December     , 2003, beginning at     a.m. (local time). The undersigned hereby acknowledges receipt of the combined Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus dated November     , 2003, accompanying this proxy, to which reference is hereby made for further information regarding the meeting and the matters to be considered and voted on by the shareholders at the special meeting.

        The undersigned hereby appoints T. Scott Cobb, Michael J. Boling, and Gordon L. Bateman, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of common stock of the Company owned of record by the undersigned as of the record date and otherwise to act on behalf of the undersigned at the special meeting and any postponement or adjournment thereof, in accordance with the directions set forth herein and with discretionary authority with respect to any other business, not known or determined at the time of the solicitation of this proxy, that properly comes before such meeting or any postponement or adjournment thereof.

        The undersigned hereby revokes any proxy heretofore given and directs said attorneys and agents to vote or act as indicated on the reverse side hereof.

        This proxy is solicited on behalf of the Board of Directors of the Company and will be voted in accordance with the undersigned's instructions set forth herein. If no choice is specified, the proxies shall vote FOR approval of the merger agreement and FOR the approval of the proposal to adjourn the special meeting, if necessary. THE BOARD OF DIRECTORS RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR THE PROPOSAL.

1.
APPROVAL OF MERGER AGREEMENT. Proposal to approve the Agreement and Plan of Merger, dated as of October 24, 2003, by and among CIBER, Inc., Daphne Acquisition Corporation and SCB Computer Technology, Inc.

☐	FOR	☐	AGAINST	☐	ABSTAIN
2.
ADJOURN THE MEETING. Proposal to adjourn the special meeting of the shareholders to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to approve the Agreement and Plan of Merger.

☐	FOR	☐	AGAINST	☐	ABSTAIN
With respect to any other item of business that properly comes before the meeting, the proxy holders are authorized to vote the undersigned's shares as recommended by the Board of Directors or, if no recommendation is given, as they may determine in their own discretion.
Date:

Signature of shareholder
Signature of shareholder, if held jointly

Please date this proxy and sign exactly as your name or names appear on this proxy. When shares are held jointly, each shareholder should sign. When signing as trustee, administrator, executor, attorney, etc., please indicate your full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in full partnership name by authorized partner.

November     , 2003

Dear Shareholder:

        You are cordially invited to attend a special meeting of shareholders of SCB Computer Technology, Inc. (the "Company"), which will be held at the Company's office located at 3800 Forest Hill-Irene Road, Suite 100, Memphis, Tennessee, on December     , 2003, beginning at     a.m. (local time).

        The purpose of the meeting is to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of October 24, 2003, by and among CIBER, Inc., Daphne Acquisition Corporation and SCB Computer Technology, Inc. The proposed merger is more fully described in the accompanying combined Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus dated November     , 2003.

YOUR VOTE IS IMPORTANT!
You can vote in one of three ways:

  1.
  Call toll-free 1-800-435-6710 on a touch-tone telephone at any time and follow the instructions on the reverse side;

  2.
  Use the Internet at http://www.eproxy.com/scbi at any time and follow the instructions on the reverse side; or

  3.
  Complete, sign, date, and return your proxy card in the accompanying envelope.

        Thank you for your continued interest in, and ownership of, SCB Computer Technology, Inc.

Sincerely,
T. Scott Cobb President and Chief Executive Officer

Vote By Telephone or Internet or Mail
24 Hours a Day, 7 Days a Week

Telephone and Internet voting are available through [INSERT TIME], on the day prior to the meeting.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Telephone:
1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

OR

Internet:
http://www.eproxy.com/scbi

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be promoted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR

Mail:

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by telephone or Internet, you do NOT need to return your proxy card.

THANK YOU FOR VOTING.

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  Exhibit 99.2